UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Prologis, Inc.

Prologis, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1

San Francisco, California 94111

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.375% Notes due 2021	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-195316

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

A complete description of the 1.375% Notes due 2021 issued by Prologis, L.P., including the corresponding guarantee by Prologis, Inc., which are to be registered hereunder, is contained under the caption “Description of Debt Securities” in the Prospectus dated April 16, 2014 (the “Base Prospectus”) and under the caption “Description of Notes” in the Prospectus Supplement dated May 6, 2015 to the Base Prospectus, forming a part of the Form S-3 Registration Statement (File No. 333-195316) (the “Registration Statement”) of Prologis, L.P. and Prologis, Inc., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2.	Exhibits

The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit No.	Description

4.1	Indenture, dated as of June 8, 2011, by and among Prologis, L.P., Prologis, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Prologis, Inc.’s Registration Statement on Form S-3 (No. 333-177112) filed September 30, 2011 and also incorporated by reference to Exhibit 4.2 to Prologis, L.P.’s Registration Statement on Form S-3 (No. 333-177112) filed September 30, 2011).

4.2	Fifth Supplemental Indenture, dated as of August 15, 2013, among Prologis, L.P., Prologis, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Prologis, Inc.’s Current Report on Form 8-K filed August 15, 2013 and also incorporated by reference to Exhibit 4.1 to Prologis, L.P.’s Current Report on Form 8-K filed August 15, 2013).

4.3	Sixth Supplemental Indenture, dated as of December 3, 2013, among Prologis, Inc., Prologis, L.P., Elavon Financial Services Limited, UK Branch, Elavon Financial Services Limited and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to Prologis, Inc.’s Registration Statement on Form S-3 (No. 333-195316) filed April 16, 2014 and also incorporated by reference to Exhibit 4.5 to Prologis, L.P.’s Registration Statement on Form S-3 (No. 333-195316) filed April 16, 2014).

4.4	Seventh Supplemental Indenture, dated as of February 20, 2014, among Prologis, Inc., Prologis, L.P., Elavon Financial Services Limited, UK Branch, Elavon Financial Services Limited and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to Prologis, Inc.’s Registration Statement on Form S-3 (No. 333-195316) filed April 16, 2014 and also incorporated by reference to Exhibit 4.6 to Prologis, L.P.’s Registration Statement on Form S-3 (No. 333-195316) filed April 16, 2014).

4.5	Form of Officers’ Certificate related to the 1.375% Notes due 2021 (incorporated by reference to Exhibit 4.1 of Prologis, Inc.’s Current Report on Form 8-K filed May 12, 2015 and also incorporated by reference to Exhibit 4.1 of Prologis, L.P.’s Current Report on Form 8-K filed May 12, 2015).

4.6	Form of 1.375% Note due 2021 (incorporated by reference to Exhibit 4.2 of Prologis, Inc.’s Current Report on Form 8-K filed May 12, 2015 and also incorporated by reference to Exhibit 4.2 of Prologis, L.P.’s Current Report on Form 8-K filed May 12, 2015).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 13, 2015

Prologis, Inc.

By:	/s/ Edward S. Nekritz
Name:	Edward S. Nekritz
Title:	General Counsel and Secretary

Date: May 13, 2015

Prologis, L.P. By: Prologis, Inc., its general partner

By:	/s/ Edward S. Nekritz
Name:	Edward S. Nekritz
Title:	General Counsel and Secretary